UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021

Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market
Preferred Stock Purchase Rights	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 12, 2021 (the “Effective Date”), Rocky Mountain Chocolate Factory, Inc. (the “Company”) entered into a cooperation agreement (the “Agreement”) with Global Value Investment Corp. (“GVIC”) pertaining to, among other things, the appointment of one director to the Company’s Board of Directors (the “Board”). Pursuant to the Agreement, subject to certain conditions, GVIC agreed to customary standstill and voting provisions.  The Agreement was approved by a special committee of the Board comprised solely of independent, disinterested directors with delegated authority (the “Special Committee”).

Pursuant to the Agreement, on the Effective Date, the Board appointed Jeffrey R. Geygan to serve as a member of the Board with a term expiring at the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”).

As soon as reasonably practicable, but in no event later than the filing of the definitive proxy statement with the Securities and Exchange Commission for the 2021 Annual Meeting, the Special Committee will cause the Company to nominate and begin efforts to accommodate the successful election of Mr. Geygan as a director of the Company at the 2021 Annual Meeting, with a term expiring at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”). The Company will use the same solicitation efforts on behalf of Mr. Geygan as for all other nominees at the 2021 Annual Meeting. In addition, subject to certain conditions and requirements described in the Agreement, GVIC will have certain replacement rights in the event that Mr. Geygan is unable to serve as a director during the Standstill Period (as defined below).

The Company and GVIC agreed to a “Standstill Period” commencing on the Effective Date and ending on the date that is the earliest of (i) the failure of the Company to appoint Mr. Geygan to the Board within five business days of the Effective Date, (ii) the date that is 20 days prior to the beginning of the Company’s advance notice period for the nomination of directors at the 2022 Annual Meeting, and (iii) a material breach by the Company of its obligations under the Agreement which (if capable of being cured) is not cured within 15 days after receipt by the Company of written notice from GVIC specifying the material breach.

The Company and GVIC further agreed to customary mutual non-disparagement provisions during the Standstill Period.

The Agreement will remain in effect until the date that is earliest of (i) the failure of the Company to appoint Mr. Geygan to the Board within five business days of the Effective Date, (ii) the date that is 20 days prior to the beginning of the Company’s advance notice period for the nomination of directors at the 2022 Annual Meeting, and (iii) a material breach by either party thereto of its obligations under the Agreement which (if capable of being cured) is not cured within 15 days after receipt by such breaching party of written notice from the other party specifying the material breach.

Other elements of the Agreement include, among others:

●

GVIC’s agreement, prior to the 2021 Annual Meeting, not to sell, dispose of or otherwise encumber any shares of the Company’s common stock that it beneficially owns (or are beneficially owned by any of its affiliates or associates), or otherwise encumber or restrict GVIC’s ability to vote such shares;

●

GVIC’s agreement to vote its shares of the Company’s common stock as recommended by the Board on any matter to be voted on at any meetings of stockholders during the Standstill Period, including with respect to the election of directors;

●

the Company’s agreement, led and directed by the Special Committee, to continue its efforts through an independent search firm (the “Director Search Firm”) to identity and appoint and/or nominate two additional new, independent directors to the Board (other than Mr. Geygan) (the “New Directors”), with such New Directors to be nominated for election as directors at 2021 Annual Meeting;

●

the Company’s agreement (acting through the Special Committee) to instruct the Director Search Firm to include in the candidate pool being considered by the Director Search Firm (A) any candidates nominated by GVIC (other than Mr. Geygan) or (B) suggested or nominated by other stockholders of the Company;

●

the Company’s agreement to, as soon as reasonably practicable, hire an independent search firm to identify a new President and Chief Executive Officer of the Company (the “Replacement CEO”) to replace Bryan Merryman, the Company’s current President and Chief Executive Officer, provided, that such search firm for the Replacement CEO search is not required to be the same firm as the Director Search Firm; and

●

that from the Effective Date until the 2021 Annual Meeting, the Special Committee will keep Mr. Geygan informed and up-to-date on the search for the New Directors and seek Mr. Geygan’s input in connection therewith.

During the term of the Agreement, GVIC agreed, subject to certain exceptions, to comply with certain customary standstill provisions, including, among other things:

●	not to, among other things, (i) make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or consents to vote or advise, (ii) encourage or influence any third party with respect to the voting of any shares of Voting Securities (as defined in the Agreement) for the election of individuals to the Board or to approve stockholder proposals, (iii) become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined in the Exchange Act), or (iv) make or be the proponent of any stockholder proposal;

●	not form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act);

●	not own 12.5% or more of the Common Stock (as defined in the Agreement) outstanding at such time;

●

not effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, sale of all or substantially all assets or sale, spinoff, split off, or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures;

●

not take any public action, or private action involving any third party, in support of or make any public proposal, or private proposal involving any third party, or public request, or private request involving any third party, regarding certain actions related to the Company, subject to certain exceptions;

●

not make any public disclosure, announcement or statement regarding any intent, purpose, arrangement, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or the Agreement that is inconsistent with the Agreement; or

●	not take any action which could cause or require the Company to make a public announcement regarding any of the foregoing, publicly seek or request permission to do any of the foregoing.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On the Effective Date, the Board appointed Mr. Geygan to serve as a member of the Board with a term expiring at the 2021 Annual Meeting.  Mr. Geygan was not immediately named to any Board committee.

As compensation for his service on the Board, Mr. Geygan will receive the Company’s standard compensation for non-employee directors, including a pro-rated annual equity award. Other than the Agreement, there are no understandings or arrangements with any person pursuant to which Mr. Geygan was selected as a director, and, other than the Agreement, Mr. Geygan is not party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The Board also considered the independence of Mr. Geygan under The Nasdaq Stock Market LLC (“Nasdaq”) listing standards and concluded that Mr. Geygan is an independent director under applicable Nasdaq listing standards.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 8.01.	Other Events.

On the Effective Date, the Company issued a press release announcing the Agreement and the appointment of Mr. Geygan to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Cooperation Agreement, dated August 12, 2021, between Global Value Investment Corp. and Rocky Mountain Chocolate Factory, Inc.
99.1	Press Release, dated August 12, 2021.

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from stockholders for the Company’s 2021 Annual Meeting of Stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” section of the of the Company’s Investor Relations website at www.rmcf.com/Investor-Relations.aspx or by contacting the Company’s Investor Relations department at (970) 375-5678, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with matters to be considered at the Company’s 2021 Annual Meeting of Stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers, in the Company is included in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on August 13, 2020, the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2021, filed with the SEC on June 1, 2021, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2021, and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in Company will be set forth in the Proxy Statement for the Company’s 2021 Annual Meeting of Stockholders and other relevant documents to be filed with the SEC, if and when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: August 16, 2021	By:	/s/ Bryan J. Merryman
	Name:	Bryan J. Merryman
	Title:	Chief Executive Officer and Chief Financial Officer